EXHIBIT (21)

The Procter & Gamble Company and Subsidiaries

Subsidiaries of the Registrant

The Procter & Gamble Company and Subsidiaries

The registrant's subsidiaries are listed below, omitting certain entities that have de minimis activity or are in the process of being liquidated that, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of June 30, 2016.

Agile Pursuits Franchising, Inc.	Ohio
Agile Pursuits, Inc.	Ohio
Arbora & Ausonia, S.L.U.	Spain
Arbora, S.A.	Spain
Arborinvest, S.A.U.	Spain
Braun (Shanghai) Co., Ltd.	China
Braun GmbH	Germany
Braun-Gillette Immobilien GmbH & Co. KG	Germany
Capella LLC	Russia
Celtic Insurance Company, Inc.	Vermont
Compania Giva, S.A.	Delaware
Compania Procter & Gamble Mexico, S. de R.L. de C.V.	Mexico
Compañia Quimica S.A.	Argentina
Consumer Studies, Inc.	Massachusetts
Corporativo Procter & Gamble, S. de R.L. de C.V.	Mexico
Cosmetic Products Pty. Ltd.	Australia
Cosmetic Suppliers Pty. Ltd.	Australia
Detergent Products B.V.	Netherlands
Detergent Products SARL	Switzerland
Detergenti S.A.	Romania
Eurocos Cosmetic GmbH	Germany
Fameccanica Data S.p.A.	Italy
Fameccanica Indùstria e Comèrcio Do Brasil LTDA.	Brazil
Fameccanica Machinery (Shanghai) Co., Ltd.	China
Fameccanica North America, Inc.	Delaware
Fater Central Europe SRL	Romania
Fater Morocco SARLAU	Morocco
Fater Portugal Unipessoal Lda	Portugal
Fater S.p.A.	Italy
Fater Temizlik Urunleri Ltd STI	Turkey
Foreign Company "Procter & Gamble"	Belarus
Fountain Square Music Publishing Co., Inc.	Ohio
FPG Oleochemicals Sdn. Bhd.	Malaysia
Galleria Co.	Delaware
Gillette (China) Ltd.	China
Gillette (Shanghai) Ltd.	China
Gillette Aesop Ltd.	U.K.
Gillette Australia Pty. Ltd.	Australia
Gillette Canada Holdings, Inc.	Delaware
Gillette China Investment, LLC	Delaware
Gillette Commercial Operations North America	Massachusetts

Gillette de Mexico, Inc.	Delaware
Gillette del Uruguay, S.A.	Uruguay
Gillette Distribution Ltd.	Egypt
Gillette Diversified Operations Pvt. Ltd.	India
Gillette Dominicana, S.A.	Dominican Republic
Gillette Egypt S.A.E.	Egypt
Gillette Group UK Ltd	U.K.
Gillette Gruppe Deutschland GmbH & Co. oHG	Germany
Gillette Holding Company LLC	Delaware
Gillette Holding GmbH	Germany
Gillette India Limited	India
Gillette Industries Ltd.	U.K.
Gillette International B.V.	Netherlands
Gillette Latin America Holding B.V.	Netherlands
Gillette Management LLC	Delaware
Gillette Nova Scotia Company	Canada
Gillette Pakistan Limited	Pakistan
Gillette Poland International Sp. z.o.o.	Poland
Gillette Poland S.A.	Poland
Gillette Products Private Limited	India
Gillette U.K. Limited	U.K.
Giorgio Beverly Hills, Inc.	Delaware
Graham Webb International, Inc.	Delaware
Gresham Cosmetics Pty. Ltd.	Australia
HFC Prestige Products GmbH	Germany
HFC Prestige Products Ltd.	U.K.
HFC Prestige Products N.V.	Belgium
HFC Prestige Products S.A.U.	Spain
Hyginett KFT	Hungary
iMFLUX Inc.	Delaware
Industries Marocaines Modernes SA	Morocco
Labocos S.r.l.	Italy
Laboratorios Vicks, S.L.U.	Spain
Liberty Street Music Publishing Company, Inc.	Ohio
Limited Liability Company 'Procter & Gamble Trading Ukraine'	Ukraine
Limited Liability Company with foreign investments “Procter & and Gamble Ukraine”	Ukraine
LLC "Procter & Gamble Novomoskovsk"	Russia
LLC "Russwell"	Russia
LLC Fater Eastern Europe	Russia
LLL "Procter & Gamble Distributorskaya Compania"	Russia
Marcvenca Inversiones, C.A.	Venezuela
Metropolitan Cosmetics GmbH	Germany
Mining Consultants (India) Private Ltd.	India
Modern Industries Company - Dammam	Saudi Arabia
Modern Products Company - Jeddah	Saudi Arabia
New Chapter Canada Inc.	Canada

New Chapter, Inc.	Delaware
Nexus Mercantile Private Ltd.	India
Nioxin Management, Inc.	Georgia
Nioxin Research Laboratories, Inc.	Georgia
Noxell Corporation	Maryland
Olay LLC	Puerto Rico
Ondal France SARL	France
Oral-B Laboratories Dublin LLC	Delaware
Oral-B Laboratories Newbridge LLC	Delaware
Oral-B Laboratories, G.P.	Delaware
P&G Asia Investments, LLC	Ohio
P&G Distribution Morocco SAS	Morocco
P&G Industrial Peru S.R.L.	Peru
P&G Innovation Godo Kaisha	Japan
P&G Israel M.D.O. Ltd.	Israel
P&G K.K.	Japan
P&G Max Factor Godo Kaisha	Japan
P&G Northeast Asia Pte. Ltd.	Singapore
P&G Prestige Products, Inc.	Connecticut
P&G Prestige Service GmbH	Germany
P&G South African Trading (Pty.) Ltd.	South Africa
P&G-Clairol, Inc.	Delaware
PGIO S.A. Agencia en Chile	Chile
PGT Health Care (Zhejiang) Limited	China
PGT Healthcare LLP	Delaware
Phase II Holdings Corporation	Philippines
PPI ZAO	Russia
PPS Hairwear Australia Pty. Ltd.	Australia
Procter & Gamble (Chengdu) Ltd.	China
Procter & Gamble (China) Ltd.	China
Procter & Gamble (China) Sales Co., Ltd.	China
Procter & Gamble (East Africa) Limited	Kenya
Procter & Gamble (Egypt) Manufacturing Company	Egypt
Procter & Gamble (Enterprise Fund) Limited	U.K.
Procter & Gamble (Guangzhou) Consumer Products Co., Ltd.	China
Procter & Gamble (Guangzhou) Enterprise Management Service Company Limited	China
Procter & Gamble (Guangzhou) Ltd.	China
Procter & Gamble (Health & Beauty Care) Limited	U.K.
Procter & Gamble (Jiangsu) Ltd.	China
Procter & Gamble (L&CP) Limited	U.K.
Procter & Gamble (Malaysia) Sdn Bhd	Malaysia
Procter & Gamble (Manufacturing) Ireland Limited	Ireland
Procter & Gamble (Shanghai) International Trade Company Ltd.	China
Procter & Gamble (Singapore) Pte. Ltd.	Singapore
Procter & Gamble Acquisition GmbH	Germany
Procter & Gamble Algeria EURL	Algeria

Procter & Gamble Amazon Holding B.V.	Netherlands
Procter & Gamble Amiens S.A.S.	France
Procter & Gamble Argentina SRL	Argentina
Procter & Gamble Asia Holding B.V.	Netherlands
Procter & Gamble Asia Pte. Ltd.	Philippines
Procter & Gamble Asnieres S.A.S.	France
Procter & Gamble Australia Proprietary Limited	Australia
Procter & Gamble Azerbaijan Services LLC	Azerbaijan
Procter & Gamble Bangladesh Private Ltd.	Bangladesh
Procter & Gamble Blois S.A.S.	France
Procter & Gamble Brazil Holdings B.V.	Netherlands
Procter & Gamble Bulgaria EOOD	Bulgaria
Procter & Gamble Business Services Canada Company	Canada
Procter & Gamble Canada Holding B.V.	Netherlands
Procter & Gamble Chile Holding Ltda.	Chile
Procter & Gamble Chile Limitada	Chile
Procter & Gamble Chile, Inc.	Ohio
Procter & Gamble Colombia Ltda.	Colombia
Procter & Gamble Commercial de Cuba, S.A.	Cuba
Procter & Gamble Commercial LLC	Puerto Rico
Procter & Gamble Czech Holding B.V.	Netherlands
Procter & Gamble Czech Republic s.r.o.	Czech Republic
Procter & Gamble d.o.o. za trgovinu	Croatia
Procter & Gamble Danmark ApS	Denmark
Procter & Gamble de Venezuela, S.C.A.	Venezuela
Procter & Gamble de Venezuela, S.R.L.	Venezuela
Procter & Gamble Detergent (Beijing) Ltd.	China
Procter & Gamble Distributing (Philippines) Inc.	Philippines
Procter & Gamble Distributing New Zealand Limited	New Zealand
Procter & Gamble Distribution Company (Europe) BVBA	Belgium
Procter & Gamble Distribution S.R.L.	Romania
Procter & Gamble do Brasil S/A	Brazil
Procter & Gamble do Brazil, LLC	Delaware
Procter & Gamble do Nordeste S/A	Brazil
Procter & Gamble DS Polska Sp. z o.o.	Poland
Procter & Gamble Eastern Europe, LLC	Ohio
Procter & Gamble Ecuador Cia. Ltda.	Ecuador
Procter & Gamble Egypt	Egypt
Procter & Gamble Egypt Distribution	Egypt
Procter & Gamble Egypt Holding	Egypt
Procter & Gamble Egypt Supplies	Egypt
Procter & Gamble Energy Company LLC	Ohio
Procter & Gamble España, S.A.	Spain
Procter & Gamble Europe SA	Switzerland
Procter & Gamble Export Operations SARL	Switzerland
Procter & Gamble Exportadora e Importadora Ltda.	Brazil

Procter & Gamble Exports, LLC	Delaware
Procter & Gamble Fabricação e Comercio Ltda.	Brazil
Procter & Gamble Far East, Inc.	Ohio
Procter & Gamble Finance (U.K.) Ltd.	U.K.
Procter & Gamble Finance Holding Ltd.	U.K.
Procter & Gamble Finance Management S.a.r.l.	Luxembourg
Procter & Gamble Financial Investments LLP	U.K.
Procter & Gamble Financial Services Ltd.	U.K.
Procter & Gamble Financial Services S.a.r.l.	Luxembourg
Procter & Gamble Finland OY	Finland
Procter & Gamble France S.A.S.	France
Procter & Gamble Germany GmbH	Germany
Procter & Gamble Germany GmbH & Co. Operations oHG	Germany
Procter & Gamble GmbH	Germany
Procter & Gamble Grundstucks-und Vermogensverwaltungs GmbH & Co. KG	Germany
Procter & Gamble Gulf FZE	United Arab Emirates
Procter & Gamble Hair Care, LLC	Delaware
Procter & Gamble Hellas Ltd.	Greece
Procter & Gamble Holding (Thailand) Limited	Thailand
Procter & Gamble Holding France S.A.S.	France
Procter & Gamble Holding GmbH	Germany
Procter & Gamble Holding S.r.l.	Italy
Procter & Gamble Holdings (UK) Ltd.	U.K.
Procter & Gamble Home Products Private Limited	India
Procter & Gamble Hong Kong Limited	Hong Kong
Procter & Gamble Hungary Wholesale Trading Partnership (KKT)	Hungary
Procter & Gamble Hygiene & Health Care Limited	India
Procter & Gamble Inc.	Canada
Procter & Gamble India Holdings B.V.	Netherlands
Procter & Gamble India Holdings, Inc.	Ohio
Procter & Gamble Indochina Limited Company	Vietnam
Procter & Gamble Industrial - 2012 C.A.	Venezuela
Procter & Gamble Industrial Colombia Ltda.	Colombia
Procter & Gamble Industrial e Comercial Ltda.	Brazil
Procter & Gamble Industrial S.C.A.	Venezuela
Procter & Gamble Interamericas de Costa Rica, Limitada	Costa Rica
Procter & Gamble Interamericas de El Salvador, Limitada de Capital Variable	El Salvador
Procter & Gamble Interamericas de Guatemala, Limitada	Guatemala
Procter & Gamble Interamericas de Panama, S. de R.L.	Panama
Procter & Gamble International Operations Pte. Ltd.	Singapore
Procter & Gamble International Operations S.A.	Switzerland
Procter & Gamble International Operations SA-ROHQ	Philippines
Procter & Gamble International S.a.r.l.	Luxembourg
Procter & Gamble Investment Company (UK) Ltd.	U.K.
Procter & Gamble Investment GmbH	Germany
Procter & Gamble Italia, S.p.A.	Italy

Procter & Gamble Japan K.K.	Japan
Procter & Gamble Kazakhstan LLP	Kazakhstan
Procter & Gamble Korea Inc.	Korea
Procter & Gamble Korea S&D Co.	Korea
Procter & Gamble Lanka Private Ltd.	Sri Lanka
Procter & Gamble Leasing LLC	Ohio
Procter & Gamble Levant S.A.L.	Lebanon
Procter & Gamble Limited	U.K.
"Procter & Gamble" LLC	Russia
Procter & Gamble Manufactura, S. de R.L. de C.V.	Mexico
Procter & Gamble Manufacturera Mexico S. de R.L. de C.V.	Mexico
Procter & Gamble Manufacturing (Thailand) Limited	Thailand
Procter & Gamble Manufacturing (Tianjin) Co. Ltd.	China
Procter & Gamble Manufacturing Belgium N.V.	Belgium
Procter & Gamble Manufacturing Berlin GmbH	Germany
Procter & Gamble Manufacturing Cologne GmbH	Germany
Procter & Gamble Manufacturing GmbH	Germany
Procter & Gamble Manufacturing Mexico S. de R.L. de C.V.	Mexico
Procter & Gamble Manufacturing SA (Pty) Ltd	South Africa
Procter & Gamble Marketing and Services doo	Serbia and Montenegro
Procter & Gamble Marketing Romania SRL	Romania
Procter & Gamble Maroc SA	Morocco
Procter & Gamble Mataro, S.L.U.	Spain
Procter & Gamble Mexico Holding B.V.	Netherlands
Procter & Gamble Middle East FZE	United Arab Emirates
Procter & Gamble Nederland B.V.	Netherlands
Procter & Gamble Netherlands Investments B.V.	Netherlands
Procter & Gamble Netherlands Services B.V.	Netherlands
Procter & Gamble Nigeria Limited	Nigeria
Procter & Gamble Nordic, LLC	Ohio
Procter & Gamble Norge AS	Norway
Procter & Gamble Operations Polska Sp. z o.o.	Poland
Procter & Gamble Overseas India B.V.	Netherlands
Procter & Gamble Overseas Ltd.	U.K.
Procter & Gamble Pakistan (Private) Limited	Pakistan
Procter & Gamble Partnership LLP	U.K.
Procter & Gamble Peru S.R.L.	Peru
Procter & Gamble Pharmaceuticals France SAS	France
Procter & Gamble Philippines, Inc.	Philippines
Procter & Gamble Polska Sp. z o.o	Poland
Procter & Gamble Portugal - Produtos De Consumo, Higiene e Saúde S.A.	Portugal
Procter & Gamble Prestige Products S.A.	Portugal
Procter & Gamble Product Supply (U.K.) Limited	U.K.
Procter & Gamble Productions, Inc.	Ohio
Procter & Gamble Productos de Consumo, S.L.U.	Spain
Procter & Gamble Retail Services BVBA	Belguim

Procter & Gamble RHD, Inc.	Ohio
Procter & Gamble RSC Regional Service Company Ltd.	Hungary
Procter & Gamble S.r.l.	Italy
Procter & Gamble SA (Pty) Ltd	South Africa
Procter & Gamble Satis ve Dagitim Ltd. Sti.	Turkey
Procter & Gamble Seine S.A.S.	France
Procter & Gamble Service GmbH	Germany
Procter & Gamble Services (Switzerland) SA	Switzerland
Procter & Gamble Services Company N.V.	Belgium
"Procter & Gamble Services" LLC	Russia
Procter & Gamble Services Ltd.	Kenya
Procter & Gamble South America Holding B.V.	Netherlands
Procter & Gamble Sverige AB	Sweden
Procter & Gamble Switzerland SARL	Switzerland
Procter & Gamble Taiwan Limited	Taiwan
Procter & Gamble Taiwan Sales Company Limited	Taiwan
Procter & Gamble Technical Centres Limited	U.K.
Procter & Gamble Technology (Beijing) Co., Ltd.	China
Procter & Gamble Trading (Thailand) Limited	Thailand
Procter & Gamble Tuketim Mallari Sanayi A.S.	Turkey
Procter & Gamble UK	U.K.
Procter & Gamble UK Parent Company Ltd.	U.K.
Procter & Gamble Universal Holding B.V.	Netherlands
Procter & Gamble Verwaltungs GmbH	Germany
Procter & Gamble Vietnam, Ltd.	Vietnam
Procter & Gamble, Spol. s.r.o. (Ltd.)	Slovak Republic
Procter & Gamble-Rakona s.r.o.	Czech Republic
Productos Cosméticos, S.L.U.	Spain
Professional Care Logistics, S.L.U.	Spain
Progam Realty & Development Corporation	Philippines
Promotora de Bienes y Valores, S. de R.L. de C.V.	Mexico
PT Cosmopolitan Cosmetics	Indonesia
PT Kosmindo	Indonesia
PT Procter & Gamble Home Products Indonesia	Indonesia
PT Procter & Gamble Operations Indonesia	Indonesia
Redmond Products, Inc.	Minnesota
Richardson-Vicks do Brasil Quimica e Farmacêutica Ltda	Brazil
Richardson-Vicks Real Estate Inc.	Ohio
Riverfront Music Publishing Co., Inc.	Ohio
Rosemount LLC	Delaware
S.P.F. Beaute SAS	France
Scannon GmbH	Germany
Scannon S.A.S.	France
Sebastian Europe GmbH	Germany
Series Acquisition B.V.	Netherlands
Shulton, Inc.	New Jersey

SPD Development Company Limited	U.K.
SPD Swiss Precision Diagnostics GmbH	Switzerland
Surfac S.R.L.	Peru
Sycamore Productions, Inc.	Ohio
Tambrands Inc.	Delaware
Tambrands Limited	U.K.
TAOS - FL, LLC	Florida
TAOS Retail, LLC	Delaware
Temple Trees Impex & Investment Private Limited	India
The Art of Shaving - FL, LLC	Florida
The Dover Wipes Company	Ohio
The Gillette Company	Delaware
The Procter & Gamble Distributing LLC	Delaware
The Procter & Gamble GBS Company	Ohio
The Procter & Gamble Global Finance Company, LLC	Ohio
The Procter & Gamble Manufacturing Company	Ohio
The Procter & Gamble Paper Products Company	Ohio
The Procter & Gamble U.S. Business Services Company	Ohio
The Wella Corporation	Delaware
US CD LLC	Delaware
Vidal Sassoon (Shanghai) Academy	China
Vidal Sassoon Co.	Ohio
WEBA Betriebsrenten-Verwaltungsgesellschaft mbH	Germany
Wella (U.K.) Ltd.	U.K.
Wella (UK) Holdings Ltd.	U.K.
Wella France S.A.S.	France
Wella GmbH	Germany
Wella Grundstucks-und Vermogensverwaltungs AG & Co. KG	Germany
Wella Hellas Ltd.	Greece
Wella India Hair Cosmetics Private Limited	India
Wella India Private Limited	India
Wella Intercosmetic GmbH	Germany
Wella Manufacturing GmbH	Germany
Wella Philippines Inc.	Philippines
Wella Verwaltung GmbH	Germany